Exhibit (a)(10)

Screen 1 Continue If you have eligible options included in this program, please click the continue button to log in Welcome! to Charter Communications Stock Option Exchange Program web site. Click on the links below to view details on Charter Communications Exchange Program: Offer to Exchange Overview Brochure Frequently Asked Questions

If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 6:00 p.m. ET at: 888-778-1316 (From within the U.S.) Enter the last 6 digits of your Social Security Number. Please do not enter spaces or dashes. Continue Screen 2 Enter your 9 digit Personal Identification Number (PIN) that you received. Please do not enter spaces.

The offer to participate in Charter Communications Stock Option Exchange Program expires at 5:00 p.m. EST on Friday, February 20, 2004. Continue Screen 3 Click on the links below to view details on Charter Communications Exchange Program: Offer to Exchange Overview Brochure Frequently Asked Questions If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 6:00 p.m. ET at: 888-778-1316 (From within the U.S.)

Name and Address: [Full Name] [Address] [E-mail] Exchange My Options Do Not Exchange My Options By Clicking below, you acknowledge that you have read and understand the Offer to Exchange (including all attached documents), and you accept the terms and conditions described in the Offer to Exchange. Screen 4A If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 6:00 p.m. ET at: 888-778-1316 (From within the U.S.) RESTRICTED STOCK SCREEN Hello, [ ] Your personal information is displayed below.

Hello, [ ] Your personal information is displayed below. Name and Address: [Full Name] [Address] [E-mail] Exchange My Options Do Not Exchange My Options Screen 4B If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 6:00 p.m. ET at: 888-778-1316 (From within the U.S.) CASH SCREEN By Clicking below, you acknowledge that you have read and understand the Offer to Exchange (including all attached documents), and you accept the terms and conditions described in the Offer to Exchange.

You have authorized the following election. Please print out this page for your records. Your current election is reflected below. Log Out [TIME & DATE] Screen 5A Name and Address: [Full Name] [Address] [E-mail] ELECTION CONFIRMATION Please be advised that you cannot change your election after the Exchange Program expires at 5:00 p.m. EST on Friday, February 20, 2004. However, you may log back into this web site to make changes at any time before the Exchange Program expires. If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 6:00 p.m. ET at: 888-778-1316 (From within the U.S.)

You have authorized the following election. Please print out this page for your records. Your current election is reflected below. Log Out [TIME & DATE] Screen 5B Name and Address: [Full Name] [Address] [E-mail] ELECTION CONFIRMATION Please be advised that you cannot change your election after the Exchange Program expires at 5:00 p.m. EST on Friday, February 20, 2004. However, you may log back into this web site to make changes at any time before the Exchange Program expires. If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 6:00 p.m. ET at: 888-778-1316 (From within the U.S.)

You have authorized the following election. Please print out this page for your records. Your current election is reflected below. [TIME & DATE] Screen 6A Name and Address: [Full Name] [Address] [E-mail] ELECTION CONFIRMATION Please be advised that you cannot change your election after the Exchange Program expires at 5:00 p.m. EST on Friday, February 20, 2004. However, you may log back into this web site to make changes at any time before the Exchange Program expires. Log Out If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 6:00 p.m. ET at: 888-778-1316 (From within the U.S.)

You have logged out of Charter Communications Stock Option Exchange Program web site. Screen 7

You made the following election on [Date of previous election]. To change your election, press the "Do Not Exchange My Options" or "Exchange My Options" button below. Welcome back, [ ]. Screen 8A Name and Address: [Full Name] [Address] [E-mail] SUMMARY OF ELECTION Exchange My Options Do Not Exchange My Options You may log back into this web site at any time until the expiration of the offer to exchange at 5:00 p.m. EST on Friday February 20, 2004. Log Out If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 6:00 p.m. ET at: 888-778-1316 (From within the U.S.)

You made the following election on [Date of previous election]. To change your election, press the "Do Not Exchange My Options" or "Exchange My Options" button below. Welcome back, [ ]. Screen 8B Name and Address: [Full Name] [Address] [E-mail] SUMMARY OF ELECTION Exchange My Options Do Not Exchange My Options You may log back into this web site at any time until the expiration of the offer to exchange at 5:00 p.m. EST on Friday, February 20, 2004. Log Out If you have questions, contact the Mellon call center, Monday through Friday between the hours of 9:00 a.m. to 6:00 p.m. ET at: 888-778-1316 (From within the U.S.)